                                                                     EXHIBIT 4.2


                        CLASS B STOCKHOLDERS' AGREEMENT
                        -------------------------------


          THIS AGREEMENT dated as of May 20, 1996 is made by and among Genesee & Wyoming Inc., a Delaware corporation (the "Corporation"), Mortimer B. Fuller, III ("Fuller"), the undersigned Executive Officers of the Corporation (as defined below), and the undersigned holders of record of shares of the Corporation's Class B Common Stock (the "Stockholders").

          Effective upon the filing of the Restated Certificate of Incorporation of the Corporation, Fuller, the Stockholders and certain Executive Officers will own, in the aggregate, all of the issued and outstanding shares of the Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock"), and the parties believe it to be in their respective best interests to restrict the transfer of any and all shares of the Class B Common Stock now or hereafter owned by any of the parties hereto (collectively, the "Shares"), to grant certain options to purchase the Shares and to provide for the disposition of the Shares upon the occurrence of certain events.

           The parties therefore agree as follows:

Article 1.  Definitions.
            -----------

           As used herein, the following terms shall have the following meanings:

          1.1  "Excluded Transfer" shall mean any Transfer of Shares: (i) by
                -----------------
gift to a spouse, child or grandchild of a holder of record of any Shares, or to a trust for the benefit thereof; (ii) to a spouse, child or grandchild of a holder of record of any Shares, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record; or (iii) to Fuller or any Executive Officer.

          1.2  "Executive Officer" shall mean any person, other than Fuller, who
                -----------------
is both (i) an officer of the Corporation within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) a party to this Agreement.

          1.3  "Transfer" shall mean any transfer, including transfers by
                --------
operation of law, gift, sale, assignment, bequest, pledge or other encumbrance or disposal.


Article 2.  Restrictions on Transfer.
            ------------------------

          Neither Fuller nor any Stockholder nor any Executive Officer shall, during his lifetime or upon his death, cause or permit any Transfer of Shares now or hereafter owned by him except in accordance with this Agreement. The parties agree that they shall not cause nor permit the transfer on the books of the Corporation of any Shares now or hereafter owned by Fuller, any Stockholder or any Executive Officer unless the transfer is made in accordance with this Agreement.
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Article 3.  Permitted Transfers.
            -------------------

          Fuller, each Stockholder and each Executive Officer may, subject to the restrictions contained in this Agreement, cause or permit any Permitted Transfer. For purposes of this Agreement, the term "Permitted Transfer" shall mean any Transfer of Shares that: (i) results in conversion, automatic or voluntary, of the transferred Shares to shares of the Class A Common Stock, par value $.01 per share, of the Corporation; (ii) is permitted by Article 4 of this Agreement; or (iii) is an Excluded Transfer; provided, however, that the
                                             --------
recipient of such Shares agrees, as a condition of the Transfer (and as provided by Article 12), to be bound by all of the terms and conditions of this Agreement as if an original party hereto.


Article 4.    Options Upon Proposed Transfer.
              ------------------------------

          4.1  Initial Options of the Executive Officers.  If Fuller or any
               -----------------------------------------
Stockholder or any Executive Officer (each, an "Offering Stockholder") wishes to transfer all or any portion of his Shares to an individual or entity that is then a holder of record of any Shares, other than in an Excluded Transfer, he shall first give to Fuller, each Executive Officer and the Corporation notice of such intention. Such notice of intention to transfer shall state the name of the proposed transferee, the number of Shares proposed to be transferred (the "Offered Shares") and the terms and conditions of the proposed transfer, and shall constitute the Offering Stockholder's offer to sell up to 50 percent of the Offered Shares (the "Executive Shares") to the Executive Officers and all or any of the remaining Offered Shares (including any remaining Executive Shares) to Fuller. Upon the giving of such notice, each of the Executive Officers shall then have the option, exercisable by giving notice to the Offering Stockholder, Fuller, each other Executive Officer and the Corporation within 10 days following the date on which the Offering Stockholder's notice was given, to purchase all or any portion of the Executive Shares. If more than one Executive Officer shall exercise such option, then unless they shall otherwise agree, they shall purchase the Executive Shares in equal proportions.

          4.2  Option of Fuller.  Upon expiration of the 10-day option period
               ----------------
provided by Section 4.1, Fuller shall have the option, exercisable by giving notice to the Offering Stockholder, each of the Executive Officers and the Corporation within the next 10 days, to purchase all or any portion of the remaining Offered Shares (including any remaining Executive Shares).

          4.3  Final Options of the Executive Officers.  If, upon expiration of
               ---------------------------------------
the 10-day option period provided by Section 4.2, Fuller has not exercised his option so as to purchase, in the aggregate, all of the remaining Offered Shares, then each of the Executive Officers shall have the option, exercisable by giving notice to the Offering Stockholder and the Corporation within the next 10 days, to purchase all or any portion of the remaining Offered Shares. If more than one Executive Officer shall exercise such option, then unless they shall otherwise agree, they shall purchase the remaining Offered Shares in equal proportions.

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

          4.4  Purchase Price and Terms.  Each purchase of Shares made pursuant
               ------------------------
to this Article 4 shall be made for the per share purchase price provided by
Article 6, and upon the terms and conditions set forth in Article 7.

          4.5  Transfer to Proposed Transferee.  If, upon the expiration of the
               -------------------------------
option period provided by Section 4.3, Fuller and the Executive Officers have not exercised their options so as to purchase, in the aggregate, all of the remaining Offered Shares, then the Offering Stockholder shall be free to transfer his remaining Offered Shares, but only to the same transferee and upon the same terms and conditions stated in his notice of intention to transfer. Such transfer must be completed within 30 days following the expiration of the option period provided by Section 4.3. Thereafter, the remaining Offered Shares shall again be restricted by, and may not be transferred without full compliance with, this Agreement.


Article 5.  Termination of Employment.
            -------------------------

          Notwithstanding any other provision hereof to the contrary, if the employment of any Executive Officer (the "Departing Executive") by the Corporation shall terminate for any reason, including his death or disability, then he shall be deemed to have offered, as of the date of termination of his employment, to sell all Shares held of record or beneficially by him (the "Terminated Shares") pursuant to all of the provisions of Article 4, except that if, upon expiration of the option period provided by Section 4.3, Fuller and the Executive Officers have not exercised their options so as to purchase, in the aggregate, all of the remaining Terminated Shares, then such remaining Terminated Shares shall thereupon be converted into shares of the Class A Common Stock, $.01 par value per share, of the Corporation, in accordance with the procedure for voluntary conversion of the Class B Common Stock of the Corporation described in the Restated Certificate of Incorporation of the Corporation. For purposes of this Article 5, the Terminated Shares shall include, without limitation, all Shares held of record by the Departing Executive, his spouse, his children and his grandchildren, and all Shares held in trust for the benefit thereof.


Article 6.  Purchase Price for Shares.
            -------------------------

          The price at which all Shares shall be purchased hereunder shall be the fair market value per share (the "Market Value") of the Class A Common Stock of the Corporation (the "Class A Common Stock") on the date of such purchase. For purposes of this Agreement, the Market Value of the Class A Common Stock shall be the closing price of the Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading (if the Class A Common Stock is then listed or admitted to trading on any national securities exchange), and the closing price shall be the last reported sale price regular way or, in case no such sale takes place on such date, the last reported sale price regular way on the next preceding day on which a sale took place. If the Class A Common Stock is not then so listed on a national securities exchange, the Market Value of the Class A Common Stock on any date shall be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), if the closing price of the Class A Common Stock is then reported by Nasdaq. If the closing price of the Class A Common Stock is not then reported by Nasdaq, the Market Value of the Class A Common Stock on any date shall be deemed to be the mean between the representative closing bid and asked prices of the Class A Common Stock in the over-the-counter market as reported by Nasdaq. If the Class A Common Stock is not then reported by Nasdaq, the Market Value of the Class A Common Stock on any date shall be as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Class A Common Stock, Market Value shall be determined by such other reasonable method as is adopted by resolution of the Corporation's Board of Directors.


Article 7.  Terms and Conditions of Purchases.
            ---------------------------------

          7.1  Closings.  The closing of any purchase of Shares made under this
               --------
Agreement shall take place at a time and place mutually agreeable to the seller and each buyer, but no later than 30 days following the expiration of the last option period in respect of the particular transaction.

          7.2  Payment.  Payment of the purchase price by the buyer to the
               -------
seller for any Shares purchased pursuant to this Agreement shall be in cash or by bank cashier's check at the closing.

          7.3  Documents Delivered by Seller.  At the closing, the seller shall
               -----------------------------
(a) represent and warrant in writing to each buyer that he has good title to the Shares then being sold by him, free and clear of all liens, encumbrances, restrictions and charges of any kind (except those created by this Agreement),
(b) deliver to each buyer all stock certificates representing the Shares then being purchased by such buyer, duly endorsed for transfer and with any necessary stock transfer tax stamps affixed (or funds in lieu thereof provided), and (c) if such seller is the personal representative of the owner of record of the Shares then being sold, deliver to each buyer due evidence of his authority so to act.


Article 8.  Legend.
            ------

          Every certificate representing any Shares which is now or hereafter issued to any Stockholder shall bear the following legend:

          Transfer of the shares represented by this certificate is restricted by the terms of a certain Class B Stockholders' Agreement dated as of May 20, 1996 among the Corporation and its Class B stockholders, a copy of which is on file at the office of the Corporation.

Article 9.  Termination.
            -----------

    9.1 Termination as to All Parties.  This Agreement shall terminate with
        -----------------------------
respect to all of the parties hereto, and shall be of no further force or effect, immediately upon the occurrence of any of the following events:

        (a) the consummation of a merger, consolidation or other corporate reorganization to which the Corporation is a party which provides for the issuance of cash, securities or other property to the holders of Shares in exchange for such Shares; or

        (b) the consummation of a transaction by which any one person or entity acquires all of the Shares then outstanding; or

        (c) the bankruptcy, receivership, liquidation or dissolution of the Corporation; or

        (d) the execution by all of the parties hereto of a mutual agreement to terminate this Agreement.

    9.2 Termination as to Any Party.  This Agreement shall terminate with
        ---------------------------
respect to any party, and he shall have no further rights or obligations hereunder, immediately upon the conversion or the disposition, in any manner, of all of his Shares.


Article 10.  Injunctive Relief.
             -----------------

    The parties acknowledge that any breach of this Agreement will result in immediate harm to the other parties which will not be measurable or compensable in money damages. Therefore, if any party (or his personal representative) commences any action or proceeding to enforce the provisions of this Agreement, the party against whom the action or proceeding is brought hereby waives any claim or defense therein that the aggrieved party has an adequate remedy at law. In addition to any other legal remedy which may be available, the party commencing the action or proceeding shall be entitled to injunctive relief with respect to any breach or threatened breach of this Agreement and to specific performance of its terms.

Article 11.  Benefit; Assignment.
             -------------------

    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. Notwithstanding the foregoing, no party shall assign or attempt to assign this Agreement or any interest herein without the prior written consent of all of the other parties hereto.


Article 12.  New Parties.
             -----------

    Any person or entity which hereafter acquires, in any manner, any Shares shall, and any

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person who hereafter becomes an officer of the Corporation within the meaning of
Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended, may, become a party to this Agreement by dating and executing a copy hereof and
delivering it to the Corporation.   In such event, such person or entity shall
be bound by all of the terms and conditions hereof and entitled to the benefits hereunder, as of the date of such execution.


Article 13.  General Provisions.
             ------------------

    13.1  Notices.  Any notice given pursuant to this Agreement shall be in
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writing and shall be deemed to have been given when delivered by hand or deposited for certified mail delivery in the United States mail with postage prepaid and addressed to the party for whom it is intended at his address as set forth herein or at such other address as to which the parties may from time to time notify each other in like manner.

    13.2  Gender.  Whenever used herein, the masculine pronoun shall be
          ------
construed to include both the feminine and the neuter, as appropriate to the context.

    13.3  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

    13.4  Severability.  If any of the provisions of this Agreement are or
          ------------
become unenforceable, the remainder of this Agreement shall nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit of this Agreement.

    13.5  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding of the parties hereto with regard to the subject matter hereof, and may not be amended or modified, nor may any of its provisions be waived, except by a writing executed by all of the parties hereto or, in the case of a waiver, by each party waiving compliance.

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

    IN WITNESS WHEREOF, we have executed this Agreement as of the day and year first above written.


       Address
       -------

71 Lewis Street               GENESEE & WYOMING INC.
Greenwich, CT 06830
                              By:
                                 ----------------------------------
                                 Mortimer B. Fuller, III
                                 President


71 Lewis Street                  ----------------------------------
Greenwich, CT 06830              Mortimer B. Fuller, III



71 Lewis Street                  ----------------------------------
Greenwich, CT 06830              Mark W. Hastings


402 West Washington Street
New Iberia, LA  70560            ----------------------------------
                                 Forrest L. Becht


201 North Penn Street
Punxsutawney, PA 15767           ----------------------------------
                                 Charles W. Chabot


110 West 10th Avenue
P.O. Box 942
Albany, OR  97321                ----------------------------------
                                 Robert I. Melbo


P.O. Box 139
15th and North Grand Avenue, East
Springfield, IL  62705           ----------------------------------
                                 Spencer D. White

3 Parkway
P.O. Box 247
Leicester, NY  14481             ----------------------------------
                                 Alan R. Harris

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                              CLASS B STOCKHOLDERS

        [Complete your address, sign here and print name under signature to agree to be bound by this Agreement]


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(address of stockholder)                 (name and signature of stockholder)




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(address of stockholder)                 (name and signature of stockholder)

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